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                                                                  EXHIBIT 2.2.1


                    AMENDMENT TO AMENDED AND RESTATED BYLAWS


         ARTICLE TWO, SECTION 16. STOCKHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of Stockholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any Stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 16; provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by Section 78.370 of the Nevada Revised Statutes. Nominations of persons for election at a special meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to notice in writing delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) day following the date on which notice of such meeting is given to Stockholders or made public, whichever first occurs. Nominations of persons for election at an annual meeting, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty
(120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the Stockholder to be timely must be so delivered or received not later than the close of business on the fifth (5th) day following the date on which notice of the date of the annual meeting is given to Stockholders or made public, whichever first occurs. Such Stockholder's notice to the Secretary shall set forth the following information: (a) as to each person whom the Stockholder proposes to nominate for election or re-election as a director at the annual meeting, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the Stockholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the Stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the Stockholder. The Corporation may




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require any proposed nominee for election at an annual or special meeting of
Stockholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this Section 16, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Nothing in the foregoing provision shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for directors submitted by a stockholder.

         ARTICLE TWO, SECTION 17. ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS FOR ANNUAL MEETING. At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a Stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's notice of annual meeting, such notice by the Stockholder to be timely must be so delivered or received not later than the close of business on the fifth (5th) day following the date on which notice of the date of the annual meeting is given to Stockholders or made public, whichever first occurs. Such Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the Stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the Stockholder, (iv) any material interest of the Stockholder in such business, and (v) any other information relating to the proposed business that is required to be disclosed in solicitations for proxies pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance




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with the requirements of this Section 17, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Nothing in the foregoing provision shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for directors submitted by a stockholder.






























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